Williams Controls Reports First Quarter 2007 Results

PORTLAND, OR -- 02/08/2007 -- Williams Controls, Inc. (the "Company") (NASDAQ: WMCO) today announced financial results for its first quarter ended December 31, 2006.

Sales for the quarter were $18,442,000, up 14.3% from the $16,132,000 reported in the first quarter of 2006. Net income in the first quarter of fiscal 2007 was $2,543,000, or $0.33 per diluted share, compared to net income of $1,527,000, or $0.20 per diluted share, for the corresponding quarter in 2006.

Sales volumes increased in all of the Company's key markets, which include Asia, Europe and North America. Net sales to customers in Asia increased approximately 69% over the prior year quarter, and sales in Europe and North America increased 26% and 10%, respectively, over the prior year quarter.

Operating income increased to $3,493,000 in the first quarter of fiscal 2007, a 30.0% increase compared to operating income of $2,687,000 in the first quarter of fiscal 2006. The improvement was in part volume driven combined with lower costs from re-sourcing and sensor integration. Expenses associated with the realignment of operations were $176,000 in the first quarter of fiscal 2007 compared to $58,000 in the first quarter of fiscal 2006.

Interest expense decreased $60,000 during the first quarter of fiscal 2007 compared to the prior year first quarter, primarily due to continued reductions in debt levels. During the first quarter ended December 31, 2006, the Company also recognized $589,000 in other income related to the reversal of old accounts payable from which it had been judicially released.

"Significantly higher sales in Asia and Europe, increased penetration of the off-road market, and strong heavy truck sales in North America, combined to deliver favorable results in our seasonally weakest quarter," said Patrick W. Cavanagh, Williams Controls' President and Chief Executive Officer. He continued, "Our favorable results are an affirmation of the strategy that the Williams team embarked upon in late 2004."

Williams will hold an investor conference call at 4:15 p.m. Eastern Time on Thursday, February 8, 2007 to provide an overview of the first quarter of fiscal 2007 financial performance and business highlights. You are invited to listen to the conference call by dialing 1-888-665-2348 (domestic) or 1-706-643-4013 (international). Participants should call prior to the start time to allow for registration. The conference access code is 7808915. An audio replay will be available by telephone through February 28, 2007. The telephone number to access the replay is 1-800-642-1687 (domestic) and 1-706-645-9291 (international). The access code will be 7808915.

ABOUT WILLIAMS CONTROLS

Williams Controls is a leading global designer and manufacturer of Electronic Throttle Control Systems (ETCs) for the heavy truck, bus and off-road markets. Williams Controls is headquartered in Portland, Oregon and employs more than 200 people worldwide at locations in North America, Europe, and Asia. For more information, visit Williams Controls website at www.wmco.com.

The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company, economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

                        Williams Controls, Inc.
        Unaudited Condensed Consolidated Statements of Operations
        (Dollars in thousands, except share and per share amounts)

                                             Three month     Three month
                                            period ended    period ended
                                             December 31,    December 31,
                                                2006             2005
                                             (unaudited)     (unaudited)
                                            --------------  --------------
Net sales                                   $       18,442  $       16,132
                                            --------------  --------------
Cost of sales                                       12,150          10,788
                                            --------------  --------------
Gross profit                                         6,292           5,344
                                            --------------  --------------
Research and development expense                       830             848
                                            --------------  --------------
Selling expense                                        520             448
                                            --------------  --------------
Administration expense                               1,273           1,303
                                            --------------  --------------
Realignment of operations                              176              58
                                            --------------  --------------
Operating income                                     3,493           2,687
                                            --------------  --------------
Interest income                                        (36)            (27)
                                            --------------  --------------
Interest expense                                       258             318
                                            --------------  --------------
Other income, net                                     (603)             (8)
                                            --------------  --------------
Income before income taxes                           3,874           2,404
                                            --------------  --------------
Income tax expense                                   1,331             877
                                            --------------  --------------
Net income                                  $        2,543  $        1,527
                                            --------------  --------------
Earnings per share information:
Basic –
Net income per common share                 $         0.34  $         0.20
                                            --------------  --------------
Weighted average shares used in per share
 calculation – basic                             7,439,746       7,457,107
                                            --------------  --------------
Diluted –
Net income per common share                 $         0.33  $         0.20
                                            --------------  --------------
Weighted average shares used in per share
 calculation – diluted                           7,693,601       7,595,673
                                            --------------  --------------

                           Williams Controls, Inc.
              Unaudited Condensed Consolidated Balance Sheets
                           (Dollars in thousands)

                                                December 31,  September 30,
                                                   2006           2006
                                                (unaudited)   (unaudited)
                                                ------------  ------------
                   Assets

Current Assets:
  Cash and cash equivalents                     $      2,461  $      2,530
                                                ------------  ------------
  Trade accounts receivable, net                       8,629         9,368
                                                ------------  ------------
  Other accounts receivable                              614         1,231
                                                ------------  ------------
  Inventories                                         10,759         9,918
                                                ------------  ------------
  Deferred income taxes                                  657           657
                                                ------------  ------------
  Prepaid expenses and other current assets              889           333
                                                ------------  ------------
    Total current assets                              24,009        24,037
                                                ------------  ------------

Property, plant and equipment, net                     8,695         8,457

                                                ------------  ------------
Deferred income taxes                                  2,228         2,228
                                                ------------  ------------
Other assets, net                                        983         1,027
                                                ------------  ------------
    Total assets                                $     35,915  $     35,749
                                                ------------  ------------

        Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts payable                              $      5,129  $      6,504
                                                ------------  ------------
  Accrued expenses                                     5,215         5,528
                                                ------------  ------------
  Current portion of employee benefit
   obligations                                         1,297         1,669
                                                ------------  ------------
  Current portion of long-term debt                    3,578         3,996
                                                ------------  ------------
    Total current liabilities                         15,219        17,697
                                                ------------  ------------

Long-term Liabilities:
  Long-term debt                                       4,250         4,544
                                                ------------  ------------
  Employee benefit obligations                         5,122         4,991
                                                ------------  ------------
  Other long-term liabilities                            260           255

Stockholders' Equity:
  Preferred stock (Series C)                               -             -
                                                ------------  ------------
  Common stock                                            74            74
                                                ------------  ------------
  Additional paid-in capital                          34,261        34,014
                                                ------------  ------------
  Accumulated deficit                                (17,871)      (20,414)
                                                ------------  ------------
  Treasury stock                                        (377)         (377)
                                                ------------  ------------
  Accumulated other comprehensive loss                (5,023)       (5,035)
                                                ------------  ------------

    Total stockholders' equity                        11,064         8,262
                                                ------------  ------------
    Total liabilities and stockholders' equity  $     35,915  $     35,749
                                                ------------  ------------

Contact:
Mike Rusk
Financial Controller
Telephone: (503) 684-8600